EXHIBIT 23.2

                             Warren J. Soloski, Esq.
                Warren J. Soloski, A Professional Law Corporation
                      111300 West Olympic Blvd., Suite 800
                          Los Angeles, California 90064
                                 (310) 477-9742


January 29, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Telecommunication Products, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Telecommunication Products, Inc., a Colorado corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 4,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan, and 1,000,000 Shares which are issuable pursuant to the Company's Employee Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/ Warren J. Soloski
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Warren J. Soloski, Esq